                                                                     EXHIBIT 2.2

                            CLOSING ESCROW AGREEMENT

         THIS CLOSING ESCROW AGREEMENT (this "Agreement") is made and entered into as of April 5, 2004 (the "Effective Date") by and among Allied Capital Corporation, a Maryland corporation (the "Acquiror"), Mercury Air Group, Inc., a Delaware corporation (the "Seller"), and Wachovia Bank National Association, as Escrow Agent (the "Escrow Agent").

                                    RECITALS

         WHEREAS, the Acquiror, the Seller and Mercury Air Centers, Inc., a California corporation (the "Company"), are parties to a Stock Purchase Agreement dated as of October 28, 2003, as amended by letter agreements dated December 10, 2003, January 14, 2004 and February 13, 2004 (as so amended, the "Purchase Agreement"), pursuant to which the Acquiror agreed to purchase all of the issued and outstanding capital stock of the Company from the Seller on the Effective Date;

         WHEREAS, the Acquiror and the Seller wish to establish an escrow fund in the principal amount of $73,326,383 (the "Escrow Deposit") and to appoint the Escrow Agent as escrow agent in respect thereof, and the Escrow Agent is willing to so act, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, a copy of which has been provided to the Escrow Agent.

         2. Appointment of Escrow Agent. Wachovia Bank National Association is hereby appointed to act as Escrow Agent in respect of the Escrow Funds (as defined below in Section 3.b) under the terms and conditions set forth herein, and agrees to act in such capacity in accordance with, and subject to, such terms and conditions.

         3.       Escrow Funds.

                  (a) Deposit and Receipt. Contemporaneously with the execution of this Escrow Agreement, the Acquiror is depositing the Escrow Deposit in an account to be maintained by the Escrow Agent (the "Escrow Account"). Receipt of the Escrow Deposit is hereby acknowledged by the Escrow Agent.

                  (b) Investment. The Escrow Agent shall invest and reinvest the Escrow Deposit (and any income realized in respect thereof) in the Evergreen Institutional Treasury Money Market Fund #697. Investments shall be made promptly upon receipt of available funds by the Escrow Agent. Except as otherwise agreed by the Acquiror and the Seller, the period of maturity of any such investment shall not exceed 90 days. The Escrow Agent shall not be responsible or liable for any loss suffered in connection with any investments of funds made by it in accordance with this Section 3(b). All income realized in respect of the Escrow Deposit, consisting of interest and capital gains (the "Investment Income"), shall be retained in the Escrow Account until disbursement in accordance with Section 5 hereof. The Escrow Deposit and the Investment Income are collectively referred to as the "Escrow Funds."

          (c) Retention as Trust Fund. The Escrow Funds shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of and to hold the Escrow Funds in escrow in accordance with, and subject to, the terms and conditions of this Agreement.

          (d) Tax Identification. The Acquiror shall provide the Escrow Agent with its certified tax identification number on a properly completed Form W-9 upon the request of the Escrow Agent.

     4. Transferability. The interests of the Seller in the Escrow Funds shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until the Acquiror shall have received written notice of such transfer and shall have so informed the Escrow Agent in writing.

     5. Retention and Release of the Escrow Funds.

          (a) Except as otherwise provided in this Agreement, the Escrow Agent shall hold the Escrow Funds in its possession until the Escrow Funds are disbursed by the Escrow Agent in accordance with Section 5(c) or (d) hereof.

          (b) Any Investment Income earned on the Escrow Funds shall be retained in the Escrow Account until disbursement of the Escrow Funds pursuant to Section 5(c) or (d) hereof.

          (c) In the event the Escrow Agent shall have received in writing via facsimile, on or prior to 3:00 p.m. EDST on April 12, 2004 or such later date or time as the Acquiror and the Seller shall have mutually agreed upon and jointly notified the Escrow Agent of in writing via facsimile (the "Disbursement Deadline"), a completed notice substantially in the form of Attachment A hereto, duly executed and delivered by each of the Acquiror and the Seller (the "Disbursement Notice"), the Escrow Agent shall, within one hour following receipt of the Disbursement Notice, disburse the Escrow Funds to each of such Persons identified in the Disbursement Notice (collectively, the "Payees") in the respective amount set forth opposite each such Person's name in the Disbursement Notice. Each such disbursement shall be made by wire transfer of immediately available funds to the respective bank accounts of the Payees designated in the Disbursement Notice.

          (d) In the event the Escrow Agent shall have not received the Disbursement Notice on or prior to the Disbursement Deadline, the Escrow Agent shall, on the immediately succeeding business day, disburse the Escrow Funds to the Acquiror unless the Acquiror shall have otherwise notified the Escrow Agent in writing via facsimile prior thereto. The disbursement to the Acquiror shall be made by wire transfer of immediately available funds to the bank account of the Acquiror designated in Attachment B hereto. In the event that the

Escrow Funds are disbursed to the Acquiror in accordance with this Section 5.d, the Acquiror and the Seller acknowledge and agree that their rights and obligations under the Purchase Agreement shall be unaffected thereby and all of the provisions set forth in the Purchase Agreement shall survive in accordance with their respective terms. In the event that the Escrow Funds are disbursed to the Acquiror in accordance with this Section 5.d, the Acquiror agrees to provide notice in writing to the Seller of the condition set forth in the form of Disbursement Notice attached hereto that was not satisfied by the Disbursement Deadline, it being agreed between Acquiror and Seller that both parties shall be obligated to execute and deliver the Disbursement Notice by the Disbursement Deadline, unless one or more of the conditions precedent set forth therein shall not have been fulfilled, the failure to occur of such conditions precedent being the only events or circumstances which shall nullify the Parties' respective obligations to execute and deliver the Disbursement Notice by the Disbursement Deadline.

     6.   DISPUTES.

     (a) ESCROW AGENT'S RIGHT TO REFUSE TO COMPLY. In the event of any dispute or disagreement between the Acquiror and the Seller resulting in conflicting or adverse claims or demands being made in connection with or for any of the Escrow Funds, the Escrow Agent shall be entitled to refuse to comply with any such claim or demand, so long as such disagreement shall continue, and in so doing the Escrow Agent shall not be or become liable for damages, liabilities or interest to any party for the Escrow Agent's failure or refusal to comply with such conflicting or adverse claims or demands, except for liabilities resulting from the Escrow Agent's own fraud, willful misconduct or negligence, and the Escrow Agent shall be entitled to continue so to refrain and refuse so to act until the rights of the adverse claimants have been determined or the dispute shall have been resolved by: (i) an agreement in writing executed and delivered by the Seller and the Acquiror; or (ii) a final arbitration award obtained in accordance with Section 6(b) hereof; provided that the Escrow Agent shall have received an executed copy of such agreement or a certified copy of such arbitration award. Notwithstanding the foregoing provisions of this Section 6(a), the Escrow Agent shall release the Escrow Funds in accordance with Section 5(d), if applicable, regardless of whether the non-receipt of the Disbursement Notice is the subject of any dispute or disagreement between or among the Acquiror and the Seller.

     (b) ARBITRATION. Any and all claims, demands, disputes or controversies arising out of or relating to this Agreement, shall be settled by binding arbitration before a single arbitrator conducted in the State of Delaware in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Each of the parties hereto hereby: (i) submits to the jurisdiction of the courts of the State of Delaware in any proceeding for the enforcement of this Section 6(b) and for the enforcement of the award rendered by the arbitrator; and (ii) agrees that judgment upon such arbitration award may be entered in any court, in or out of the State of Delaware, having jurisdiction thereof. All costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in any action to obtain an award or relief with respect to the matters contemplated by this Escrow Agreement shall be borne by the party which is not the prevailing party in such action.

     7.   Liability of the Escrow Agent.

          (a) No Liability. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under, and no duty to inquire as to the provisions of, any agreement other than this Agreement. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's fraud, willful misconduct or negligence was the primary cause of any loss to the Acquiror or the Seller. The Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent believes to be genuine and to have been signed or presented by the Persons purporting to sign the same. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, without limitation, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Acquiror and the Seller, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

          (b) Reliance. The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action. If the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     8.   Indemnification of the Escrow Agent.

          (a) Indemnification. From and at all times after the Effective Date, the Acquiror and the Seller, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) incurred by or asserted against any of the Indemnified Parties from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including, without limitation, any inquiry or investigation) by any Person, including, without limitation, the Acquiror or the Seller, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, without limitation, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the fraud, willful misconduct or negligence of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees and costs of such counsel shall be paid, upon demand, by the Acquiror and the Seller, jointly and severally. The obligations of the Acquiror and the Seller under this Section 8 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

          (b) No Impairment of Rights. The parties hereto agree that neither the payment by the Acquiror or the Seller of any claim by the Escrow Agent for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent from the Escrow Funds in respect of a claim by the Escrow Agent for indemnification shall impair, limit, modify, or affect, as between the Acquiror and the Seller, the respective rights and obligations of the Acquiror and the Seller under the Purchase Agreement.

     9.   Escrow Agent.

          (a) Fees and Expenses. The Escrow Agent shall be entitled to fees for its services hereunder as set forth in Attachment C hereto and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder, which fees and expenses shall be split equally between the Seller and the Acquiror.

          (b) Resignation. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Seller and the Acquiror specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Upon such notice, the Acquiror and the Seller shall appoint a successor escrow agent who shall replace the resigning Escrow Agent hereunder upon the resignation date specified in such notice. If the Acquiror and the Seller are unable to agree upon a successor escrow agent within 30 days after such notice, the Escrow Agent shall be entitled to appoint its successor. The Seller and the Acquiror shall have the right at any time upon their mutual consent to remove the Escrow Agent and appoint a successor escrow agent by giving notice thereof to the Escrow Agent then acting.

     10. Termination of Agreement. This Agreement shall terminate upon the final disposition of all of the Escrow Funds, provided that the rights of the Escrow Agent pursuant to Section 8 hereof shall survive such termination.

     11.  Miscellaneous.

          (a) Miscellaneous. This Agreement shall be construed by and governed in accordance with the internal laws of the State of Delaware, without regard to its conflicts of laws principles. Any provision of this Agreement which is invalid or unenforceable shall not affect the validity or enforceability of the remaining provisions of this Agreement. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is invalid or unenforceable, the parties hereto agree that such court shall have the power to modify such provisions consistent with the intent of the parties. The failure or delay on the part of any party hereto: (i) to insist upon or enforce strict performance of any provision of this Agreement by any other party; or (ii) to exercise any right, power or remedy under this Agreement, shall not be deemed or construed as a waiver thereof. A waiver by any party hereto of any provision of this Agreement or of any breach thereof shall not be deemed or construed as a general waiver thereof or of any other provision or of any rights thereunder. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person, other than the parties hereto and their respective successors or permitted assigns, any rights, remedies, benefits, obligations or liabilities under this Agreement, except as specifically provided in this Agreement or otherwise specifically agreed to in writing by the parties hereto. This Agreement and the Purchase Agreement contain and constitute the entire agreement of or among the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings, communications, commitments, undertakings, representations and agreements, oral or written, expressed or implied, of or among the parties with respect to the subject matter hereof. This Agreement may not be amended, modified, discharged or waived orally or by course of conduct, but only by an agreement in writing, signed by or on behalf of the party against whom enforcement of any amendment, modification, discharge or waiver is sought. The section headings contained in this Agreement are for convenience only and shall not be considered in the interpretation or construction of the provisions of this Agreement. Defined terms in the singular shall include the plural and vice versa. This Agreement may be executed in any number of counterparts and by facsimile transmission of executed counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be effective only upon execution by all parties hereto.

          (b) Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given, when delivered personally, or transmitted by facsimile, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, postage prepaid, on the date shown on the receipt therefor, to the parties hereto at the following addresses (or at such other address for a party as shall be specified in like notice):

If to the Acquiror, to:

Allied Capital Corporation
1919 Pennsylvania Avenue, N.W.
Washington, DC 20006-3434
Phone: (202) 331-2430
Fax: (202) 659-2053
Attn: Daniel Russell

If to the Seller, to:

Mercury Air Group, Inc.
5456 McConnell Avenue
Los Angeles, CA 90066
Phone: (310) 827-2737 X102
Fax: (310) 827-6897
Attn: Joseph A. Czyzyk


With a copy to (which shall not constitute notice):

Piper Rudnick LLP
1200 Nineteenth Street, N.W.
Washington, DC 20036-2412
Phone: (202) 861-3894
Fax: (202) 223-2085
Attn: Anthony H. Rickert, Esq.

With a copy to (which shall not constitute notice):

Mercury Air Group, Inc.
5456 McConnell Avenue
Los Angeles, CA 90066
Phone: (310) 577-8769
Fax: (310) 827-0650
Attn: Wayne Lovett

McBreen & Kopko
20 N. Wacker Drive, Suite 2520
Chicago, IL 60606
Phone: (312) 332-6405
Fax: (312) 332-2657
Attn: Frederick H. Kopko, Jr.




If to the Escrow Agent, to:

Attn: Joy D. Edwards, CCTS
Assistant Vice President
Wachovia Bank National Association
Corporate Trust Administration - VA 9646
1021 East Cary Street, 3rd Floor
Richmond, Virginia 23219
P.O. Box 26944 (23261)
Phone: 804-697-7107
Fax: 804-697-7140


     (c) Cumulative Rights. Each of the rights, powers and remedies of the Acquiror and the Seller hereunder shall be cumulative and concurrent, and shall be in addition to every other right, power or remedy provided for hereunder or under the Purchase Agreement or otherwise existing at law or in equity or by statute or otherwise, and any exercise or commencement of the exercise by the Acquiror or Seller of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Acquiror or Seller of any or all such other rights, powers and remedies.

     12. Escrow of Closing Documents. The Acquiror and the Seller acknowledge and agree that Piper Rudnick LLP, c/o Anthony J. Rosso, Esq., 6225 Smith Avenue, Baltimore, Maryland 21209-3600, fax (410) 580-3246 and phone (410) 489-2462, has been appointed to act as escrow agent in respect of all of the documents executed by the Acquiror and the Seller in connection with the closing of the transactions contemplated by the Purchase Agreement (the "Closing Documents"). Piper Rudnick LLP agrees to act in such capacity in accordance with, and subject to, the terms and conditions set forth herein. Receipt of the Closing Documents is hereby acknowledged by Piper Rudnick LLP. The Acquiror and the Seller acknowledge and agree that they no longer have possession of, control over, or the ability to amend the Closing Documents in any manner and that their signatures on such Closing Documents are irrevocable during the period in which Piper Rudnick LLP is holding such documents in escrow. Piper Rudnick LLP shall hold the Closing Documents in its possession until they are released from escrow as set forth herein. In the event that the Escrow Agent receives a Disbursement Notice on or prior to the Disbursement Deadline, Piper Rudnick LLP shall comply with the escrow release provisions set forth in the Disbursement Notice. In the event that the Escrow Agent does not receive a Disbursement Notice on or prior to the Disbursement Deadline: (a) Piper Rudnick LLP shall continue to hold the Closing Documents in escrow until
(i) the closing of the transactions contemplated by the Purchase Agreement in accordance with the terms and conditions set forth in the Purchase Agreement or
(ii) the termination of the Purchase Agreement in accordance with the terms and conditions set forth in the Purchase Agreement; and (b) the Acquiror and the Seller acknowledge and agree that their rights and obligations under the Purchase Agreement shall be unaffected thereby and all of the provisions set forth in the Purchase Agreement shall survive in accordance with their respective terms. The Acquiror and the Seller acknowledge and agree that all of the rights afforded to the Escrow Agent in Sections 6 through 11 of this Agreement shall also be afforded to Piper Rudnick LLP in its capacity as escrow agent with respect to the Closing Documents.

                        [Signatures appear on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Closing Escrow Agreement to be executed and delivered on the date first above written.


WITNESS:                           ALLIED CAPITAL CORPORATION

/s/ Mark Raterman                  By: /s/ Daniel Russell
-----------------------------          ---------------------------------
                                   Name:
                                       ---------------------------------
                                   Title: Principal
                                       ---------------------------------


WITNESS:                           MERCURY AIR GROUP, INC.

                                   By:
-----------------------------          ---------------------------------
                                   Name:
                                       ---------------------------------
                                   Title:
                                       ---------------------------------


WITNESS:                           WACHOVIA BANK NATIONAL ASSOCIATION

                                   By:
-----------------------------          ---------------------------------
                                   Name:
                                       ---------------------------------
                                   Title:
                                       ---------------------------------


                                   For purposes of acknowledging its rights and obligations under Section 12 of this
                                   Agreement:

                                   PIPER RUDNICK LLP


-----------------------------      -------------------------------------
                                   Anthony J. Rosso, Partner

     IN WITNESS WHEREOF, the parties hereto have caused this Closing Escrow Agreement to be executed and delivered on the date first above written.

WITNESS:                                   ALLIED CAPITAL CORPORATION



                                           By:
_______________________                       _______________________

                                           Name:
                                              _______________________

                                           Title:
                                              _______________________


WITNESS:                                   MERCURY AIR GROUP, INC.

/s/ Wayne J. Lovett                        By: /s/ Joseph A Czyzyk
_______________________                       _______________________

                                           Name:   Joseph A Czyzyk
                                              _______________________

                                           Title:  CEO
                                              _______________________


WITNESS:                                   WACHOVIA BANK NATIONAL ASSOCIATION



                                           By:
_______________________                       _______________________

                                           Name:
                                              _______________________

                                           Title:
                                              _______________________


                                           For purposes of acknowledging its
                                           rights and obligations under Section
                                           12 of this Agreement:

                                           PIPER RUDNICK LLP

_______________________                    __________________________
                                           Anthony J. Rosso, Partner

     IN WITNESS WHEREOF, the parties hereto have caused this Closing Escrow Agreement to be executed and delivered on the date first above written.


WITNESS:                               ALLIED CAPITAL CORPORATION


                                       By:
__________________________________           __________________________________
                                       Name:
                                             __________________________________
                                       Title:
                                             __________________________________



WITNESS:                               MERCURY AIR GROUP, INC.


                                       By:
__________________________________           __________________________________
                                       Name:
                                             __________________________________
                                       Title:
                                             __________________________________



WITNESS:                               WACHOVIA BANK NATIONAL ASSOCIATION


/s/ LEWELLYN B. GRAHAM                 By:    /s/ Joy D Edwards
__________________________________           __________________________________
                                       Name:  Joy D. Edwards
                                             __________________________________
                                       Title: Asst. Vice President
                                             __________________________________



                                       For purposes of acknowledging its rights and obligations under Section 12 of this
                                       Agreement:


                                       PIPER RUDNICK LLP



__________________________________           __________________________________
                                               Anthony J. Rosso, Partner

     IN WITNESS WHEREOF, the parties hereto have caused this Closing Escrow Agreement to be executed and delivered on the date first above written.


WITNESS:                                ALLIED CAPITAL CORPORATION



____________________________            By:    ____________________
                                        Name:  ____________________
                                        Title: ____________________


WITNESS:                                MERCURY AIR GROUP, INC.



____________________________            By:    ____________________
                                        Name:  ____________________
                                        Title: ____________________


WITNESS:                                WACHOVIA BANK NATIONAL ASSOCIATION



____________________________            By:    ____________________
                                        Name:  ____________________
                                        Title: ____________________


                                        For purposes of acknowledging its rights and obligations under Section 12 of this
                                        Agreement:


                                        PIPER RUDNICK LLP


/s/ CELLESTINE KELLAM                   /s/ Anthony J. Rosso
____________________________            ___________________________
                                        Anthony J. Rosso, Partner

                                  ATTACHMENT A

                              DISBURSEMENT NOTICE

         Reference is made to: (i) the Closing Escrow Agreement dated as of April 5, 2004 (the "Closing Escrow Agreement") by and among Allied Capital Corporation, a Maryland corporation (the "Acquiror"), Mercury Air Group, Inc., a Delaware corporation (the "Seller"), and Wachovia Bank National Association, as Escrow Agent (the "Escrow Agent"); and (ii) the Stock Purchase Agreement dated as of October 28, 2003, as amended by letter agreements dated December 10, 2003, January 14, 2004 and February 13, 2004 (as so amended, the "Purchase Agreement") by and among the Acquiror, the Seller and Mercury Air Centers, Inc., a California corporation. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in or by reference to the Closing Escrow Agreement.

         This notice shall constitute the Disbursement Notice referred to in
Section 5(c) of the Closing Escrow Agreement.

         The undersigned hereby certify that all conditions precedent to the disbursement of the Escrow Funds as provided below have been satisfied and the following instructions are in compliance with the provisions of the Closing Escrow Agreement. Without limiting the generality of the foregoing, the undersigned hereby certify that:

         1. The Acquiror has received from the Seller, on or prior to the date hereof, evidence satisfactory to the Acquiror that the transactions contemplated by the Purchase Agreement have been duly authorized by a majority of the shareholders of the Seller duly authorized to vote at a meeting of the shareholders of the Seller duly called at which a quorum was present.

         2. The Acquiror has not become aware, from and after the date of the Closing Escrow Agreement through the date hereof, that the representation and warranty set forth in Section 3 of each of the Closing Certificates of the Company and the Seller is untrue or inaccurate.

         3. The Acquiror has not become aware, from and after the date of the Closing Escrow Agreement through the date hereof, that: (a) any Proceeding (as defined in the Purchase Agreement) against the Seller, the Company or their affiliates is pending or threatened or any event or circumstance has occurred, either of which would have a Material Adverse Effect; (b) the Company or its Subsidiaries has suffered any material loss or damages to any of its properties or assets whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Company or its Subsidiaries to conduct its business as it is presently conducted; or (c) the Company or its Subsidiaries has been adversely affected in any material way by any act of God, fire, flood or other natural disaster, shortage of power, labor disturbance, sabotage, war, terrorism or insurrection.

         4. The Seller will cause the Company to provide in a form and substance satisfactory to the Acquiror a list of customers who are members of the Mercury Easy Fuel Program referenced in Section 2.c of the Fuel Sales Agreement between MercFuel, Inc. and the Company effective as of the date hereof.

     5. The Acquiror has received evidence satisfactory to it that appropriate levels of Property and Casualty insurance coverage for the Company and its Subsidiaries will be in effect from and after the date of Closing.

     The undersigned hereby instruct the Escrow Agent to disburse the Escrow Funds to each of the following Persons in the respective amount set forth opposite each such Person's name to the respective bank account designated below such Person's name:

NAME OF PAYEE AND BANK ACCOUNT INFORMATION                       AMOUNT TO BE DISBURSED
WELLS FARGO FOOTHILL, INC.                                       $_____________________

Bank name:              JPMorgan Chase Bank
Bank address:           4 New York Plaza
                        15th Floor
                        New York, NY 10004
ABA no.:                021000021
Account no.:            323-266193
For credit to:          Wells Fargo Foothill
Reference:              Mercury Air Group, Inc.



ALLIED CAPITAL CORPORATION                                       $_____________________

Bank name:              Bank of America N.A.
Bank address:           100 N Tryon Street
                        Charlotte, NC
Beneficiary bank:       Bank of America
ABA no.:                026009593
Beneficiary name:       Allied Capital Corporation - Depository Clearing
Beneficiary acct. no.:  003931037398
Description:            FFC Allied Capital/Loan Payoff 0110728



MERCURY AIR GROUP, INC.                                          $_____________________

Bank name:              Wells Fargo Bank, N.A.
Bank address:           San Francisco, CA
ABA no.:                121000248
Account no.:            4945049997
For credit to:          Mercury Air Group, Inc.
Reference:              Allied Capital


IMPERIAL CAPITAL                                                 $_____________________

Bank name:              Bank of New York
Bank address:           New York, NY
ABA no.:                021000018
Account no.:            8900512385
For credit to:          Imperial Capital
Reference:              Mercury Air Group, Inc.


WACHOVIA BANK                                                    $8,270,000.00

Bank name:              Wachovia Bank
Bank address:           Charlotte, NC
ABA no.:                053000219
Account no.:            5000000016439
For credit to:          Wachovia Bank
Reference:              J. Edwards/CT5300 - Atlanta Escrow


THE TRIDENT NORTH ATLANTIC FUND                                  $_____________________

Bank name:              Citibank
Bank address:           New York, NY
ABA no.:                021000089
Account no.:            40616408
For credit to:          Goldman Sachs International, London
Reference:              J O Hambro Capital Management Limited


AMERICAN OPPORTUNITY TRUST PLC                                   $_____________________

Bank name:              Bank of New York Brussels
Bank address:
ABA #:                  021000018
Account #:              8900285451
For credit to:          American Opportunity Trust acct#3100078400
Reference:              J O Hambro Capital Management

J O HAMBRO CAPITAL MANAGEMENT                           $_______________


Bank Name:               Citibank
Bank Address:            New York, NY
ABA#:                    021 000 089
Account #:               40616408
For credit to:           Goldman Sachs International, London
Reference:               J O Hambro Capital Management Limited


ALLIED CAPITAL CORPORATION                              Balance of Escrow Funds
                                                        Remaining in Escrow
                                                        Account

Bank name:               Bank of America
Bank address:            100 N Tryon Street
                         Charlotte, NC
ABA no.:                 026009593
Beneficiary name:        Allied Capital Corporation
Beneficiary acct. no.:   003931033237
Description:             Mercury -- Return of Escrow


     The undersigned hereby acknowledge that this Disbursement Notice constitutes a joint agreement and acknowledgement that the transactions contemplated under the Purchase Agreement have been consummated and the undersigned hereby instruct Piper Rudnick LLP to promptly release and deliver one fully-executed copy of each of the Closing Documents to the Acquiror and the Seller and hereby authorize Piper Rudnick LLP to take such other actions as are necessary to fully consummate the closing of the transactions contemplated under the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned have hereunto caused this Disbursement Notice to be executed and delivered as of this 12th day of April, 2004.


                                   ALLIED CAPITAL CORPORATION


                                   By:
                                       ---------------------------------
                                   Name:
                                       ---------------------------------
                                   Title:
                                       ---------------------------------



                                   MERCURY AIR GROUP, INC.


                                   By:
                                       ---------------------------------
                                   Name:
                                       ---------------------------------
                                   Title:
                                       ---------------------------------

                                  ATTACHMENT B

                      BANK ACCOUNT INFORMATION OF ACQUIROR



ALLIED CAPITAL CORPORATION

Bank name:               Bank of America
Bank address:            100 N Tryon Street
                         Charlotte, NC
ABA no.:                 026009593
Beneficiary name:        Allied Capital Corporation
Beneficiary acct. no.:   003931033237
Description:             Mercury -- Return of Escrow

                                  ATTACHMENT C

                          FEES PAYABLE TO ESCROW AGENT

I.   ACCEPTANCE FEE:                    WAIVED

     Initial fees for reviewing documents, communication with counsel and other parties connected with the financing, setting up account(s) and administrative records.

II.  ADMINISTRATIVE FEE:                WAIVED

     Day to day administration of governing documents, maintenance of investments (if applicable), communications with all parties, including monthly account statements.

III. OUT-OF-POCKET EXPENSES:            BILLED AT COST

     Advance or out-of-pocket expenses, including but not limited to, postage, telephone, facsimile, freight, legal courier and express mail. Expenses and transaction costs (see below) will be invoiced semi-annually, in arrears, will be subject to the terms of the Escrow Agreement, and will not exceed 10% of the Administrative Fee.

IV.  OPTIONAL ACTIVITY CHARGES:

     A.   INVESTMENTS:                       WAIVED IF INVESTED IN BANK
                                             SUPPORTED MONEY MARKET FUND

     B.   WIRE TRANSFERS:                    $25.00 EACH
          (if applicable)

     C.   CHECK DISBURSEMENTS:               $15.00 EACH

     D.   TAX REPORTING:                     $500.00 SET UP

          Per 1099-DIV, 1099-INT             $15.00 PER HOLDER


Questions concerning the administration or the fees for the escrow should be directed to the administrator, Joy Edwards, who can be reached at (804) 697-7107.